Exhibit 10.10

Confidential Treatment Requested

Base Agreement # 4902RL1317

This Base Agreement (“Base Agreement”) dated as of November 1, 2002 (“Effective Date”), between International Business Machines Corporation (“Buyer”) and Overland Storage, Inc. (“Supplier”), establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Products and Services described in SOWs issued under this Base Agreement.  Products and Services acquired by Buyer on or after the Effective Date will be covered by this Base Agreement.  This Base Agreement will remain in effect until terminated.

1.0          Definitions

“Affiliates” means entities that control, are controlled by, or are under common control with, a party to this Agreement.

“Agreement” means this Base Agreement and any relevant Statements of Work (“SOW”), Work Authorizations (“WA”), and other attachments or appendices specifically referenced in this Agreement.

“Bulk Pull Indicator” means whether Pull Notifications will be sent to Supplier singly (designated by an “S”) or in groups such that such Pull Notifications cumulate to a Product quantity of at least one pallet (designated by a “G”).

“Epidemic Defects” shall mean Products that experience one of more of the following: (a) the same or similar defect at a rate of one percent (1%) or more (or other rate that may be specified in an SOW) in any given sixty (60) day period, (b) the same or similar defect at a rate of one percent (1%) or more (or other rate that may be specified in an SOW) of total purchases, (c) recalls, or (d) safety defects.

“Lead Time” means the minimum length of time prior to a specific delivery date that Supplier must receive a WA from Buyer to ensure delivery by such date.

“Liability Horizon” means the period of time as specified in the Pull Product Profile used to calculate the maximum liability for a given Pull Product.

“Liability Horizon Quantity” means the quantity of Pull Products specified in the Planning Schedule contained within the Liability Horizon.

“Overage” means the quantity of Pull Products by which the Liability Horizon Quantity specified in a Planning Schedule exceeds the quantity of Pull Products committed to in Pull Notifications.

“Participation Agreement” or “PA” means an agreement signed by one or more Affiliates which incorporates by reference the terms and conditions in this Base Agreement, any relevant SOW, and other attachments or appendices specifically referenced in the PA.

“Personnel” means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.

“Planning Schedule” means Buyer’s most recent forecast of requirements for Pull Products, as derived from the forecasting process set forth in the SOW.

“Prices” means the agreed upon payment and currency for Products and Services, including all applicable fees, payments and taxes, as specified in the relevant SOW and/or WA.

“Process Time” means the time required for Buyer, subject to the Bulk Pull Indicator, to issue a Pull Notification once Product has been pulled from the hub.

“Products” means items that Supplier prepares for or provides to Buyer as described in a SOW.

“Pull Buffer” means a quantity of Pull Products which is held in inventory by Supplier.

“Pull Products” means Products specified in a Pull Product Profile.

“Pull Product Profile” means the section of the SOW, or other document provided by Buyer, describing Pull Products.

“Pull Purchase Order” means a logistical processing document used for invoicing, receiving and forecasting purposes which does not represent a WA nor bind Buyer to any quantity or delivery date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Pull Notification” means Buyer’s only authorization (WA) for Supplier to deliver a specified quantity of Pull Products.

“Response Time” means the time required for the Supplier to manufacture Product.

“Rounding Indicator” means the minimum quantity of Products that Buyer may pull at any time.

“Taxes” means any and all applicable taxes, charges, fees, levies or other assessments imposed or collected by any governmental entity worldwide or any political subdivision thereof and however designated or levied on sales of Products or Services, or sales, use, transfer, goods and services or value added tax or any other duties or fees related to any payment made by Buyer to Supplier for Product and/or Service provided by Supplier to Buyer under or pursuant to this Agreement; exclusive, however, of taxes imposed upon the net income or capital of Supplier or taxes in lieu of such net income taxes or such other taxes which are to be borne by the Supplier under law.  Supplier shall also bear sole responsibility for all taxes, assessments, or other levies on its own leased or purchased property, equipment or software.

“Transit Time” means the Lead Time less the Response Time.

“Services” means work that Supplier performs for Buyer as described in a SOW.

“Statement of Work” or “SOW” means any document that:

1.  identifies itself as a statement of work;

2.  is signed by both parties;

3.  incorporates by reference the terms and conditions of this Base Agreement; and

4.  describes the Products and Services, including any requirements, specifications or schedules.

“Upside Flexibility” means a percentage of Pull Products specified in the Pull Product Profile in excess of the Liability Horizon Quantity.

“Work Authorization” or “WA” means Buyer’s authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document).  A SOW is a WA only if designated as such in writing by Buyer.

2.0          Statement of Work

Supplier will provide the Products or Services as specified in the relevant SOW only when specified in a WA.  Supplier will begin work only after receiving a WA from Buyer.  Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes.  Changes accepted by Buyer will be specified in an amended SOW or change order signed by both parties.  Supplier will maintain the capability to supply agreed upon Products, including parts of Products, for a period of time as required by law and any additional periods of time specified in the relevant SOW.  Supplier will notify Buyer of its intent to withdraw any Product and will continue to deliver such withdrawn Products for the periods as specified in the relevant SOW.

3.0          Pricing

Supplier will provide Products and Services to Buyer for the Prices.  Prices for Products and Services specified in a SOW and/or WA and accepted by Buyer plus the payment of applicable Taxes will be the only amount due to Supplier from Buyer. The relevant SOW or WA shall contain Prices for each country receiving Products and Services under this Agreement.

4.0          Payments and Acceptance

Terms for payment will be specified in the relevant SOW and/or WA.  Payment of invoices will not be deemed acceptance of Products or Services, but rather such Products or Services will be subject to

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inspection, test, acceptance or rejection by Buyer until successful integration into Buyer’s products, or for a period as specified in the relevant SOW, whichever occurs first.  Buyer may, at its option, either reject Products or Services that do not comply with the specifications and requirements for a refund plus any inspection, test and transportation charges paid by Buyer, or require prompt correction or replacement of such Products upon Buyer’s written instruction.  Buyer may reject entire lots of Products which do not meet quality levels as specified in the relevant SOW and/or WA.

5.0          Electronic Commerce

To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations, including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW and/or WA.  The parties will enter into a separate agreement governing the transmission of such electronic transactions and associated responsibilities of the parties.

6.0                               Warranties

6.1          Ongoing Warranties

Supplier makes the following ongoing representations and warranties:

1.  it has the right to enter into this Agreement and its performance of this Agreement will comply, at its own expense, with the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject;

2.  no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer’s use or sale of the Products;

3.  Products and Services do not infringe any intellectual property right of a third party;

4.  all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Products, to the extent permitted by law;

5.  Products are free from defects in material and workmanship and will conform to the warranties, specifications and requirements, including but not limited to quality requirements in this Agreement for the time period as specified in the relevant SOW and/or WA;

6.  Products are free of defects in design (except for written designs provided by Buyer unless the defects in Buyer’s designs are based on Supplier’s specifications);

7.  Products are safe for use consistent with and will comply with the warranties, specifications and requirements in this Agreement;

8.  Products and Services which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign);

9.  none of the Products contain nor are any of the Products manufactured using ozone depleting substances such as halons, chlorofluorocarbons, hydrochlorofluorocarbons, methyl chloroform and carbon tetrachloride as defined by the Montreal Protocol , and as also specified in the relevant SOW and/or WA;

10.  Products are new and do not contain used or reconditioned parts, unless otherwise specified in the relevant SOW and/or WA;

11.  to the extent Products include software code (including without limitation firmware, BIOS, and device drivers), Products contain no harmful code;

12.  all Products and all parts of Products, including, but not limited to parts that may be identified as field replacement units, customer replacement units, spare parts, and/or parts that have any floppy disk controller functions and other storage devices shall not experience any measurable loss of data, and shall conform with any other related requirements specified in the relevant SOW and/or WA;

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13.  all Products will process date data correctly (including, without limitation, correctly processing, providing, receiving, and displaying date data within and between the twentieth and twenty-first centuries), and are designed to exchange date data accurately and correctly with other products (including, without limitation, hardware, code, other software, and firmware) when used with products which are designed to exchange date data accurately and correctly;

14. it is knowledgeable with, and is and will remain in full compliance with all applicable export and import laws, regulations, orders, and policies (including, but not limited to, securing all necessary clearance requirements, export and import licenses and exemptions from, and making all proper filings with appropriate governmental bodies and/or disclosures relating to the release or transfer to non U.S. nationals of technology and software in the U.S., or outside the U.S., release or transfer of technology and software having U.S. content or derived from U.S.-origin software or technology);

15. it will not export, directly or indirectly, any technology, software or commodities of U.S. origin or having U.S. content provided by Buyer or their direct product to any of the countries or to nationals of those countries, wherever located, listed in U.S. Export Administration Regulations, as modified from time to time, unless authorized by appropriate government license or regulations;

16. it will not use, disclose, or transfer across borders any information that is processed for Buyer that may identify an individual (“Personal Data”), except to the extent necessary to perform under this Agreement; and

17. it will comply with all applicable data privacy laws and regulations, will implement and maintain appropriate technical and other protections for the Personal Data, and will cooperate fully with Buyer’s requests for access to, correction of, and destruction of Personal Data in Supplier’s possession.

6.2          Warranty Redemption

If Products or Services do not comply with the warranties in this Agreement, Supplier will repair or replace Products (at the latest revision level) or re-perform Services, or credit or refund the Price of Products or Services, such remedy at Buyer’s reasonable discretion (provided that any remedy requested by Buyer in the interests of maximizing customer satisfaction will always be deemed reasonable).  For such Products, Supplier will issue to Buyer a Return Material Authorization (“RMA”) within five (5) days of Buyer’s notice.  If Supplier fails to repair or replace Products or re-perform Services in a timely manner, Buyer may do so and Supplier will reimburse Buyer for actual and reasonable expenses.  Buyer may return Products which do not conform to the warranties in this Agreement from any Buyer location to the nearest authorized Supplier location at cost of Supplier and Supplier will, at cost of Supplier, return any repaired or replaced Product in a timely manner. SECTIONS 6.2, 6.4, AND 9.0 OF THE BASE AGREMENT, STATE BUYER’S SOLE REMEDIES FOR ANY BREACH OF WARRANTY IN SECTION 6.1 OF THE BASE AGREEMENT.

6.3          Post Warranty Service

Supplier will offer post warranty Services as specified in the relevant SOW or identify a third party which will provide such Services.  In the event a third party or Buyer will provide such Services, Supplier will provide the designated party with the information required for the performance of the Services.

6.4          Epidemic Defects

For Epidemic Defects, Supplier will, at Buyer’s discretion: (a) refund or credit the Product Price, or replace or repair the Products at no charge in a timely manner, and (b) reimburse Buyer for all actual and reasonable expenses incurred by Buyer related to Epidemic Defects, including, without limitation, costs associated with repair or replacement, field costs, problem diagnosis, and field and finished goods inventory related costs.   Supplier will commence such performance within five (5) calendar days of Buyer’s notice to Supplier of an Epidemic Defect. SECTIONS 6.2, 6.4, AND 9.0 OF THE BASE

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AGREMENT, STATE BUYER’S SOLE REMEDIES FOR ANY BREACH OF WARRANTY IN SECTION 6.1 OF THE BASE AGREEMENT.

7.0                               Delivery

7.1          Delivery Logistics

Delivery under this Agreement means delivery to the Buyer location and delivery point as specified in the relevant SOW and/or WA.  Buyer may cancel or reschedule the delivery date or change the delivery point as specified in the relevant SOW and/or WA.  The term of sale will be specified in a SOW or WA.  Buyer may issue a twelve (12) month rolling forecast for quantities of Products that may be required, and Supplier’s obligations of maintaining sufficient inventory to satisfy Buyer’s requirements for the Product are conditioned upon Buyer providing such forecast to Supplier.  Supplier will only deliver the Products specified in a WA.  ANY PRODUCT QUANTITIES CITED IN OR PURSUANT TO THIS AGREEMENT, EXCEPT FOR QUANTITIES CITED IN A WA AS FIRM, ARE PRELIMINARY AND NON-BINDING ONLY.  BUYER MAKES NO REPRESENTATION OR WARRANTY AS TO THE QUANTITY OF PRODUCTS THAT IT WILL PURCHASE, IF ANY.

7.2          On-Time Delivery

The Lead Time for Buyer to issue a WA prior to delivery will be specified in a SOW.  Products specified in a WA for delivery with such Lead Time will be delivered on time.  Supplier will use reasonable efforts when Buyer requests delivery with a shorter Lead Time.  If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may:

1.  cancel without charge Products or Services not yet delivered;

2.  ***; and

3.  exercise all other remedies provided at law, in equity and in this Agreement.

7.3          Replenishment

Buyer will issue a Pull Purchase Order for any Pull Products that it may include in Pull Notifications. Notwithstanding the Pull Purchase Order, Supplier will only deliver Pull Products that are specified in a Pull Notification, and will make such delivery on the delivery date(s) specified in the relevant Pull Notification. Other than the Liability Horizon Quantity, Buyer makes no representation or warranty and assumes no liability regarding the quantity of Pull Products that it will purchase.  Buyer assumes no liability for materials procured or products built in excess of the Liability Horizon Quantity.  Supplier will apply Overages towards future Pull Notifications and the parties will agree to a reconciliation amount and a disposition of Overages, if any.  Such reconciliation amount will be reduced by any amount realized by Supplier for Pull Products (including raw materials or works-in-progress) used, returned or sold to any party other than Buyer, and any other reductions agreed to by the parties.

8.0          Intellectual Property

Supplier grants Buyer all intellectual property rights licensable by Supplier which are necessary for Buyer to use and sell the Products.  This Agreement does not grant either party the right to use the other party’s or their Affiliates’ trademarks, trade names or service marks.

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9.0          Supplier Liability for Third Party Claims

9.1          General Indemnification

Supplier will defend, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel against third party claims and all governmental fines and penalties that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement.

9.2          Intellectual Property Indemnification

Supplier will defend, or at Buyer’s option cooperate in the defense of, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel from third party claims that Supplier’s Products or Services infringe the intellectual property rights of a third party.  In addition, if such a claim is or is likely to be made, Supplier will, at its own expense, exercise the first of the following remedies that is practicable:

1.  obtain for Buyer the right to continue to use and sell the Products and Services consistent with this Agreement;

2.  modify the Products and Services so they are non-infringing and in compliance with this Agreement;

3.  replace the Products and Services, with non-infringing ones that comply with this Agreement; or

4.  at Buyer’s request (or where Supplier is required by court order or law), cancel infringing Services and accept the return of the infringing Products and refund any amount paid.

9.3          Exceptions to Indemnification

Supplier will have no obligation to indemnify Buyer or Buyer Personnel for claims that Supplier’s Products or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of:

1.  Buyer’s combination of Products or Services with other products or services not reasonably foreseeable by Supplier and such infringement or claim would have been avoided in the absence of such combination;

2.  Buyer’s modification of the Products except for Supplier intended modifications required for use of the Products and such infringement or claim would have been avoided in the absence of such modification; or,

3.  Supplier’s implementation of a Buyer originated design and such infringement or claim would have been avoided in the absence of such implementation.

Buyer will give Supplier prompt notice of third party claims against Buyer, and cooperate in the investigation, settlement and defense of such claims at Supplier’s expense. Buyer will allow Supplier to control the defense and settlement of such claim, subject to Buyer’s consent to any settlement, provided that Buyer may control the defense and settlement of any claims to the extent such claims also cover products or services not covered by this Agreement. If Buyer fails to perform its obligations under this section, Supplier’s liability hereunder will be reduced only to the extent that Supplier’s liability is increased by such failure to perform by Buyer.

10.0        Limitation of Liability

***

11.0        Supplier and Supplier Personnel

Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Supplier Personnel.  Buyer assumes no liability or responsibility for Supplier Personnel.  Supplier will:

1.  ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements;

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2.  be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel;

3.  inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval; and

4.  ensure Supplier Personnel performing Services on Buyer’s premises comply with the On Premises Guidelines and upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of those persons.  Buyer retains the right to refuse to accept persons made available by Supplier for export control reasons.

12.0        Insurance

Supplier will maintain at its expense:

1.  commercial general or public liability insurance with a minimum limit per occurrence or accident of 1,000,000 USD (or local currency equivalent); and,

2.  workers’ compensation or employer’s liability insurance as required by local law, such policies waiving any subrogation rights against Buyer; and,

Insurance required under clause (1) will name Buyer as an additional insured with respect to Buyer’s insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers with an AM Best Rating of B+ or better and a financial class rating of 11 or better.

13.0                        Term and Termination

13.1        Termination of this Base Agreement

Either party may terminate this Base Agreement, without any cancellation charge, for a material breach of this Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy (“Cause”), to the extent permitted by law.  Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured.  Either party may terminate this Base Agreement without Cause when there are no outstanding SOWs or WAs.

13.2        Termination of a SOW or WA

Buyer may, upon written notice to Supplier, terminate a SOW or WA with Cause effective thirty (30) days after such written notice or a period of time as specified in such notice, provided the Cause remains uncured on the effective date of such termination. Buyer may, upon written notice to Supplier, terminate a SOW or WA without Cause effective sixty (60) days after such written notice or a period of time as specified in such notice. In the event Buyer terminates a SOW or WA without Cause, Buyer will compensate Supplier for the actual and reasonable costs incurred by Supplier for work in process up to and including the date of termination, provided that Supplier uses reasonable efforts to mitigate Buyer’s liability under this subsection by, among other actions, accepting the return of, returning to its suppliers, selling to others, or otherwise using the canceled Products (including raw materials or works in process), and provided that such expenses do not exceed the Prices. Upon termination, in accordance with Buyer’s written direction, Supplier will immediately:  (i) cease work; (ii) prepare and submit to Buyer an itemization of all completed and partially completed Products and Services; (iii) deliver to Buyer Products satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and (iv) deliver upon Buyer’s request any work in process.

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14.0        General

14.1        Amendments

This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.

14.2        Assignment

Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or Affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that either party may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement.  Any unauthorized assignment of this Agreement is void.

14.3        Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action

This Agreement and the performance of transactions under this Agreement will be governed by the laws of the country where the Buyer entering into the relevant agreement or PA is located, except that the laws of the State of New York applicable to contracts executed in and performed entirely within that State will apply if any part of the transaction is performed within the United States.  The United Nations Convention on Contracts for the International Sale of Goods does not apply.  The parties expressly waive any right to a jury trial regarding disputes related to this Agreement.  Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to this Agreement must be commenced no later than two (2) years from the date on which the cause of action arose.

14.4        Communications

All communications between the parties regarding this Agreement will be conducted through the parties’ representatives as specified in the relevant SOW, or other Personnel as specified by the parties.

14.5        Counterparts

This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement.  Any copy of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.

14.6        Exchange of Information

All information exchanged is non confidential.  If either party requires the exchange of confidential information, it will be made under a separate signed confidentiality agreement between the parties.  The parties will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available.  Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.

14.7        Freedom of Action

This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services.  Buyer will independently establish prices for resale of Products or Services and is not obligated to announce or market any Products or Services and does not guarantee the success of its marketing efforts, if any.

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14.8        Force Majeure

Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

14.9        Obligations of Affiliates

Affiliates will acknowledge acceptance of the terms of this Agreement through the signing of a PA before conducting any transaction under this Agreement.

14.10      Prior Communications and Order of Precedence

This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements.  In the event of any conflict in these documents, the order of precedence will be:

1.  the Pull Product Profile contained in the relevant SOW;

2.  the quantity, payment and delivery terms of the relevant WA;

3.  the remaining provisions of the relevant SOW;

4.  this Base Agreement; and

5.  the remaining terms of the relevant WA.

14.11      Record Keeping and Audit Rights

Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three (3) years following completion or termination of the relevant SOW and/or WA.  All accounting records will be maintained in accordance with generally accepted accounting principles.

14.12      Severability

If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties’ rights under this Agreement.

14.13      Survival

The provisions set forth in the following Sections and Subsections of this Base Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled:  “Ongoing Warranties”, “Epidemic Defects”, “Warranty Redemption”, “Intellectual Property”, “Supplier Liability for Third Party Claims”, “Limitation of Liability”, “Record Keeping and Audit Rights”, “Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action”, “Exchange of Information”, and “Prior Communications and Order of Precedence”.

14.14      Waiver

An effective waiver under this Agreement must be in writing signed by the party waiving its right.  A waiver by either party of any instance of the other party’s noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.

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ACCEPTED AND AGREED TO:		ACCEPTED AND AGREED TO:
BUYER		SUPPLIER
By: /s/ Kevin J. Beichner	11/20/02	By: /s/ Robert J. Scroop	11/25/02
Buyer Signature	Date	Supplier Signature	Date
Kevin J. Beichner		Robert J. Scroop
Printed Name		Printed Name
GCM Removable Storage		VP & GM Storage Resource Business Unit
Title & Organization		Title & Organization

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Confidential Treatment Requested

STATEMENT OF WORK # 4902RL1340

This Statement of Work  # 4902RL1340 (“SOW”) adopts and incorporates by reference the terms and conditions of the Base Agreement  # 4902RL1317 (“BA”) between International Business Machines Corporation (“Buyer”) and Overland Storage, Inc. (“Supplier”).  This SOW is effective beginning on November 1, 2002 and will remain in effect until November 1, 2005.  Transactions performed under this SOW will be conducted in accordance with and be subject to the terms and conditions of this SOW, the BA and any applicable Work Authorizations (“WAs”).  Any provisions of this SOW that by their nature extend beyond its termination or expiration will remain in effect until fulfilled, and apply to respective successors and assignees. This SOW is not a WA. Product Unique Attachments (as defined below) must be signed by both parties or incorporated by reference into a document signed by both parties, and the terms of a Product Unique Attachment will apply only to the Products identified in such Product Unique Attachment. The initial Product Unique Attachment is attached hereto as “Product Unique Attachment # 1” and incorporated herein by reference. Subsequent Product Unique Attachments or changes to existing Product Unique Attachments will take effect on the effective date provided therein and will be incorporated herein upon execution by the parties.

1.0                               DEFINITIONS

“APAR” means the form used to report suspected Problems to Supplier, and to request their resolution.

“APAR Closing Codes” means the established set of codes used to denote the final resolution of an APAR.

“APAR Correction Times” means the objectives that Supplier will achieve for resolution of Problems.

•                  “Severity 1” Problems will be resolved by Supplier within *** days of its receipt of the APAR, and Supplier will use best efforts to provide relief to affected Customers within *** hours of Supplier’s receipt of the APAR.

•                  “Severity 2” Problem will be resolved by Supplier within *** days of its receipt of the APAR;

•                  “Severity 3” Problem will be resolved by Supplier within *** days of its receipt of the APAR; and

•                  “Severity 4” Problem will be resolved by Supplier within *** days of its receipt of the APAR.

“Certified Service Product” or “CSP” means Repaired Products. Notwithstanding the relevant “Ongoing Warranties” provision in the BA, CSP may contain used or reconditioned part(s), provided that such part(s) are properly marked as “SERVICEABLE USED PART(S)” as further described in this SOW.

“Consigned Material” means materials that Buyer owns and continues to own that are entrusted to Supplier.

“Customer(s)” mean Buyer’s customer(s).

“Developer Test Systems” means a configuration of installed hardware and software that Supplier maintains which is representative of typical Customer installations for the Product and, at a minimum, contains current and current minus 1 level of the Product and any prerequisite and co-requisite hardware and software specified by Buyer.

“Emergency Order” or “EO” means a WA placed by Buyer for FRUs with a Lead Time not to exceed ***.

“End of Service” or “EOS” means date when Buyer officially discontinues Customer service and support for a Product. EOS dates are only addressed for the purposes of defining the date through which Supplier will make Repair Services available for Products, and do not affect Supplier’s obligations with respect to FRU or other Product availability.

“Engineering Change” or “EC” means any change(s) to Product.

“Field Replaceable Unit” or “FRU” means a Product, Product component, Product subassembly, Product documentation, Product code, or other Product part used to service a Customer system.

“Lead Time” means the minimum length of time prior to a specific delivery date that Supplier must receive a WA from Buyer to ensure delivery by such date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Maintenance Level Service” means the service provided, as set forth below, when a Customer identifies a Problem:

•                  “Level 1” is initial service in response to Customer’s request for support in connection with a suspected Problem;

•                  “Level 2” is service provided to diagnose and resolve or assist Level 3 in resolving Problems identified by Level 1; and,

•                  “Level 3” is service provided to develop final resolutions for Problems not resolved by Level 1 and Level 2.

“Problem” means any Product defect, including, without limitation, any defects arising as a result of the failure of the Products to function in accordance with their specifications and other requirements, or other failures or errors.

“Problem Management Record” or “PMR” means a record documenting support actions taken in response to a Customer’s request for support in connection with a suspected Problem.

“Product Unique Attachment”  is a document entitled Product Unique Attachment which contains the terms and conditions unique to a specific Product.

“Repair” or “Repaired” means all required repair activity including, disassembly, failure analysis, testing, component recovery, rework, warranty process, packaging, final testing, and all other processes necessary to ensure Products, which are sent to Supplier for repair within or outside of the relevant Product warranty, meet all the functional performance requirements applicable to newly manufactured Products in accordance with this SOW or relevant WA.

“Turn Around Time” or “TAT” means the elapsed time from the date of receipt acknowledgement of a Product arriving at Supplier’s location for Repair until shipment notice of Repaired Product back to Buyer.

“Yield” means the relationship between Product sent to Supplier for Repair and the CSP returned to Buyer.

2.0                               PRODUCT DEFINITION

2.1                               Product Description.

The Products are described in the Product Unique Attachment(s). Products also include all FRUs, CSPs, Product code, and Product documentation.

2.2                               Product Specifications & Certifications.

Products will comply with all the requirements set forth below:

•                  CS1-1121-015, IBM Corporate Standard “Automatic Identification (AI) for Packaging, Distribution and Manufacturing — Bar Coded Labels”

•                  GA21-9261-11a, “Packaging and Handling - Supplier and Interplant Requirements”

•                  ISO 2859, Sampling Procedures for Inspection by Attributes

•                  ISO 3951, Sampling Procedures for Inspection by Variables

•                  EIA - 599 - A, Continuous Improvement

•                  EIA - 659 - A, Failure, Mechanism, Driven Reliability Monitoring

•                  EIA - 670, Quality System Assessment

•                  EIA - 671- A, Problem Analysis and Corrective Actions

•                  EIA - JESD - 38, Standard for Failure Analysis Report Format

•                  EIA - JESD - 46, Product Change Notice

•                  EIA - JESD - 50, Maverick Product Elimination

•                  Supplier’s published specifications, catalogs, marketing materials, and other documentation, including references in such materials to future upgrades or performance

•                  FAA Certification, Supplier certifies that Products and their packages do not contain explosives, hazardous materials, incendiaries and/or destructive devices as defined by the FAA

•                  All Product claims, descriptions, specifications, and other requirements described in the Product bill of material, elsewhere in this Agreement, and via other written or electronic communications sent from or approved by Buyer.

2.3                               COO Product Certification.

Supplier certifies that the Products have the country(ies) of origin specified in the Product Unique Attachment(s) to this SOW.  If there are any changes to this information, Supplier will notify Buyer by providing a new country of origin certification signed by an authorized Supplier representative before shipping any affected Products.  If any part number has more than one country of origin, Supplier certifies that each country of origin is specified in the Product Unique Attachment(s), and Supplier will deliver to Buyer, instructions regarding how Buyer can distinguish each country of origin for part numbers with more than one country of origin prior to shipping the affected Products.

2.4                               Product Modifications.

ECs submitted by Buyer will be implemented by Supplier in a manner consistent with the Product’s original design (e.g., a missing “caution” label will be replaced by the same type of label and in the same location as originally specified).  Supplier will provide documentation illustrating its performance of ECs upon Buyer’s request. If Buyer places requirements or limitations on a particular Product that result in an increase in Price as compared to the prices of similar products offered without such requirements, then Supplier shall notify Buyer of the opportunity to lower Price, and Buyer shall have the option of modifying the requirements so that its Products can be purchased at this lower price.  Supplier will not make any changes (including any changes affecting form, fit, function and safety) to the Products or to processes supporting Products that have been certified by Buyer, without Buyer’s prior written consent, such consent not to be withheld unreasonably.  In the event such changes are made without Buyer’s prior written consent, Supplier will, at Buyer’s discretion, either:  (i) replace all such products with products approved by Buyer and reimburse Buyer for all actual and reasonable expenses incurred that are associated with such products replacement (including expenses associated with problem diagnosis, testing, and replacement of products in normal inventory, finished goods inventory, distributors inventories, and with Customers); or (ii) credit or refund Buyer the Price of the products. If Supplier improves the safety, function, cost, or reliability of products that it builds for itself or for its other customers by changing a design, component, part, supplier, or production process that may also be used in or in connection with a Product that Supplier builds for Buyer, then Supplier will inform Buyer of such improvement and implement changes to Product as approved by Buyer to incorporate such improvement in Products.

2.5                               Product Software and Documentation.

Supplier will deliver, at the earlier of a date requested by Buyer or prior to its first shipment of Product, (i) a fully completed and signed certificate of originality (in a form to be specified by Buyer) for all Product code and documentation, and (ii) all Product code (including all code in, or provided for use with, Products), publications, and documentation in a format and media as specified by Buyer.  Additionally, Supplier will promptly deliver to Buyer all updates (hereinafter “Updates”, such Updates to include, without limitation, all error corrections, enhancements and new versions) to such Product code, publications, and documentation in the same format and media as specified by Buyer. Supplier grants Buyer a nonexclusive, worldwide, perpetual, irrevocable, fully paid up, license to prepare and have prepared derivative works of Product code and documentation and their Updates, and to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute and sublicense Product code and documentation and their Updates and such derivative works, in any medium or distribution technology, and to grant others the rights granted herein.  Buyer will not be obligated to preserve any copyright management information included in the Product code or documentation, or Updates.

2.6                               Tamper Evident Protection.

To the extent that Supplier ships new Product in its final Customer ready form, Supplier shall apply tamper evident protection on the finished Product packaging in the form of an “IBM” logo tape in such a manner that if removed or tampered with, it would be evident that the finished Product packaging has been opened. Supplier will have controls to prevent unauthorized use or dissemination of “IBM” logo tape (including tracking the purchase, internal use, application, and destruction), and to limit access to such materials to only those responsible for the tamper evident sealing on the Products.  Supplier will only use the “IBM” logo tape in connection with new Product.

3.0                               PURCHASHING

3.1                               Electronic Commerce.

Buyer may issue scheduling documents (“Blanket Purchase Orders”) which may have the appearance of a normal WA, but do not include a delivery date. Such Blanket Purchase Orders are issued only as a logistical processing document to enable the use of electronic purchase order communications and are not binding in any manner and shall not be considered as WAs by the parties, regardless of quantities or prices that may be included in such Blanket Purchase Orders. Unless previously submitted by Supplier, in order to initiate electronic transfer of payments associated with this SOW, Supplier will complete the form entitled “Authorization for Electronic Funds Transfer” as provided to Supplier by Buyer and fax the completed form to Accounts Payable at the number included on the form.

3.2                               WA Issuance.

Buyer is under no obligation to purchase any Products and/or Services, except as ordered in WAs and within the liability limits addressed elsewhere in the Agreement, including those addressed in the Product Unique Attachment(s) to this SOW.  Supplier will comply with Buyer’s requested changes to delivery of Products specified in a WA as described in the Product Unique Attachment(s) to this SOW, without additional charge to Buyer.  If Buyer decreases Product quantities specified in a WA outside of allowances described in the Product Unique Attachment(s) to this SOW, Supplier will use all efforts to mitigate Buyer’s liability.  The parties acknowledge that WAs may be placed on Supplier under this SOW by entities other than the Buyer, but only to the extent expressly authorized by Buyer and Supplier in writing, and Supplier agrees that for such purchases that (a) the Buyer authorized third party purchaser under this SOW shall have extended to it all the protections, rights, and other benefits of the Agreement; (b) Buyer is a third party beneficiary and has the right to enforce the terms of this Agreement on such purchases on a joint and several basis; and (c) Buyer shall not be liable to either party with regard to such purchase transactions.

3.3                               Invoices.

Terms for payment on all Supplier invoices will be net *** days from receipt of an acceptable invoice by Buyer.  Supplier will not invoice Buyer, until after Product delivery.  Invoices to Buyer must include, at a minimum, the following: (i) applicable WA line item numbers; (ii) SOW and WA numbers; (iii) terms of payment as provided herein; (iv) billing period dates; (v) applicable Product unit Prices; (vi) total amount invoiced; (vii) the Harmonized Tariff Code of the importing country for every Product; and, (viii) Product descriptions with sufficient detail to enable verification of associated Product categorical classifications.

3.4                               Acceptance or Rejection

Buyer may inspect and test all Product at Buyer’s facility prior to acceptance or rejection, and may refuse to accept Product which does not conform to the specifications, certifications, and other requirements referenced in the Agreement.  If Buyer rejects Product and requests a replacement Product, Supplier shall replace the rejected Product within seven (7) calendar days of Buyer’s request, and shall pay for the ***, if required by Buyer, and all other expenses associated with the return of the rejected Product.

4.0                               SUPPLY RESPONSIBILITIES

4.1                               Taxes and Duties

Supplier warrants that the Prices do not include sales, use or similar taxes that do not apply to Buyer as a reseller of Products and/or Services. In accordance with the applicable delivery terms, Supplier will be responsible for all applicable legal, regulatory and administrative requirements, in addition to all associated duties and fees, associated with importation of Products (where applicable) into the country where the Product is received by Buyer from Supplier.

4.2                               Spare Parts Availability.

Supplier will maintain the capability to supply, and shall provide Product spare parts (i.e., the entire Product or portions of the Product as described herein or as may be subsequently described by Buyer, including, without limitation all FRUs) technical support for the Product as described in this SOW during the term of this SOW and for a period of *** years thereafter (or longer period as may be required by law upon Buyer or Supplier) under the terms and conditions of the Agreement. Supplier will give Buyer a last time buy option at the end of such *** year period, and shall also offer any follow on products that are compatible with Products herein. Supplier will notify Buyer prior to Supplier’s withdrawal of any Product(s), and such withdrawal will not occur during the term of the SOW and will not affect Supplier’s responsibilities under this section related to spare parts availability or technical support.

4.3                               Use of Subcontractors.

Supplier’s use of subcontractors will not relieve Supplier of the responsibility for the subcontractor’s performance, and Supplier’s responsibilities assumed under this SOW will be equally applicable to such subcontractors, as must be agreed upon between Supplier and such subcontractors. Buyer reserves the right to review both the Supplier’s management system for the operations of its subcontractors and to review with Supplier, their subcontractor’s management system for operations for the purposes of this SOW. Buyer reserves the right to reject Supplier’s use of a subcontractor in performance of this SOW for any reason.

5.0                               TECHNICAL SUPPORT

Technical support includes the Level 1, Level 2, and Level 3 responsibilities defined below, Product code, documentation and updates arising out of technical support responsibilities, and all Updates created or made available by Supplier.

5.1                               Level 1.

Supplier will provide assistance by phone to Buyer, as required by Buyer, in performing the following Level 1 support responsibilities:

•                  create the PMR;

•                  obtain from Customer a description of the Problem;

•                  search for any known resolution(s) relevant to the Problem;

•                  if a resolution to the Problem is known, specify such resolution to Customer;

•                  if no resolution to Problem is known, generate APAR, assign APAR Correction Time, forward APAR to Level 2; and

•                  pass the PMR to Level 2, and update the PMR documenting Level 1 actions.

5.2                               Level 2.

Supplier will provide assistance by phone to Buyer, as required by Buyer, in performing the following Level 2 support responsibilities:

•                  receive the PMR/APAR from Level 1;

•                  analyze Problem symptoms and gather additional data from Customer as required;

•                  recreate Problem on the Developer Test System;

•                  determine if Problem is due to improper installation of the Product by Customer;

•                  determine if Problem is due to operationally related hardware or software at the Customer location;

•                  attempt a bypass or circumvention for high impact Problems (i.e., Severity 1 and 2);

•                  create APAR record if no resolution to Problem is attained; and

•                  update the PMR documenting Level 2 actions.

5.3                               Level 3.

Supplier will perform the following Level 3 support responsibilities:

•                  receive the APAR/PMR and supporting documentation and materials from Level 2;

•                  analyze Problem symptoms and diagnose Problem;

•                  notify Level 2 if additional information, materials or documentation are required;

•                  attempt to recreate Problem on the Developer Test System;

•                  assist Level 2 in developing a bypass or circumvention for high impact Problem (i.e., Severity 1 and 2);

•                  deliver corrections to the Product and/or Product code to Buyer within the applicable APAR Correction Times to fix Problems identified by Buyer;

•                  return all APARs to Buyer with an APAR Closing Code assigned, including text describing the resolution of Problem;

•                  confirm resolution of Problem with Customer, and update PMR documenting Level 3 actions; and,

•                  answer any questions from Buyer and/or Customer concerning the operation and use of Products.

5.4                               Other Technical Support Responsibilities.

Supplier will provide to Buyer the name and phone numbers of Supplier Personnel to contact for all technical support matters related to the Product. Supplier will provide all training and tools required by Buyer to enable Buyer to perform technical support functions for the Product and will keep Buyer informed of any known Problems and their associated solutions. Supplier agrees to make such services and support available during normal business hours in the form specified by Buyer. At Buyer’s request, Supplier agrees to provide technical Supplier Personnel at Customer sites. Notwithstanding anything to the contrary, Supplier will not contact or work directly with Customers except as directed by Buyer.

6.0                               QUALITY

6.1                               Nonconforming Product.

Supplier shall have established, documented, and maintained procedures to ensure that Product, which does not conform to the requirements of the Agreement, is prevented from unintended use or shipment to the Buyer. Supplier must immediately notify Buyer of any factors affecting Product quality. Supplier will not ship affected Products to Buyer without prior written approval from Buyer. Within twenty-four (24) hours of Supplier’s notification to Buyer pursuant to this section, Supplier will provide Buyer a resolution plan including a description of the factor affecting Product quality, documentation of the root cause analysis performed by Supplier in response, a schedule of all actions for the containment and correction of all affected Products, relevant traceability data for the affected Products, and a process ensuring the effectiveness of the actions to be taken hereunder.  If Buyer expressly instructs Supplier to ship nonconforming Product to the Buyer, then Supplier will describe the extent of such Product’s non-conformance in writing and secure Buyer’s written agreement prior to any shipment of any such non-conforming Product.

6.2                               ISO Requirements.

For ISO compliance, the Supplier represents and warrants that the Supplier is ISO 9001 compliant. Compliance hereunder may be either by means of external accreditation or self-declaration. For external accreditation, Supplier will provide to Buyer, upon Buyer’s request, a copy of the Supplier’s current registration, including the scope, Standard Industrial Classification code or equivalent, all locations involved, and any restrictions or exclusions.  For self-declaration, Supplier will provide to Buyer, upon Buyer’s request, a letter from Supplier’s chief executive officer, chief operating officer, or other executive assuring that self-declaration was performed with due diligence based upon a previously executed internal audit report, and that such self-declaration has had executive management review and approval.

6.3                               Document Control and Records.

Supplier shall ensure that all documents such as software/firmware, engineering drawings, specifications, contracts, policies, procedures, manufacturing process flow chart, and work instructions (including test procedures) are under revision control and are available to all necessary Buyer and/or Supplier Personnel in the manufacturing environment. Supplier shall a have a system for the effective updating/removal of any obsolete documentation from all manufacturing areas. Supplier will establish and maintain procedures for identification, collection, indexing, filing, storage, maintenance, and disposition of all Product related records, including but not limited to, Statistical Process Control data, test and inspection records, customer pricing records, and all other records required by Buyer. Supplier shall maintain a history file for all Products, by part number, that tracks changes to the Product or Product component designs, materials, and/or manufacturing source. Supplier shall track and retain, for at least four (4) years after termination of this SOW, records which reflect, among other things, any certificates required by law or under this Agreement, all necessary and pertinent documentation that may substantiate pricing, as well as, any other obligation hereunder, such as, not by way of limitation, the date of Supplier’s purchase from a third party supplier, if any, quality test data and Supplier’s source selection process documentation.

6.4                               Audits.

Upon prior written notice to Supplier, Buyer or Buyer’s representative may conduct audits of any or all Product and Product component facilities and any or all sites where work is being performed or materials are being delivered to Supplier in performance of Supplier’s work for Buyer. Supplier shall, at Buyer’s request and during normal business hours, permit access to Buyer or Buyer’s representative to all manufacturing operations for the Products. Such audits may relate to process control, quality inspection test data, internal audit reports, and any other information related to the Product being manufactured and sold to Buyer in compliance with all the requirements of the Agreement. At Buyer’s request, Supplier shall provide Buyer Product samples together with Product labels, code, documentation, agency certifications, test results, packaging, carton labels, and other items, as required by Buyer to conduct a thorough review of the Product’s conformance with the requirements in the Agreement.

6.5                               Product Traceability Requirements.

Supplier shall establish and maintain procedures and processes for the identification and lot traceability of critical Product items during all stages of production, delivery, and installation per applicable ISO & EIA standards. Supplier will maintain both forward and backward traceability capabilities and ensure that its response time for traceability requests from Buyer does not exceed twenty-four (24) hours.

6.6                               Periodic Quality Reviews.

Supplier shall develop and implement a process for continuous Product improvement. Buyer may conduct reviews and/or hold meetings related to Supplier’s performance under the SOW, including but not limited to the following respects, and may compare Supplier’s performance with that of similarly situated suppliers:

•                  Supplier’s compliance with delivery dates in support of WAs issued by Buyer;

•                  Supplier’s compliance with Emergency Orders issued by Buyer hereunder;

•                  Supplier’s compliance with the targeted Shipped Product Quality Level (SPQL) as set by the parties on a monthly basis;

•                  Supplier’s compliance with the targeted Incoming Product Quality Level (IPQL) as set by the parties on a monthly basis;

•                  Supplier’s compliance with the targeted Field Replace Action Level (FRAL) as set by parties on a monthly basis;

•                  Percentage of Products failing to function properly upon delivery (also known as the Product DOA rate);

•                  Supplier’s speed in taking corrective actions for any problems with Product identified by Buyer;

•                  Supplier’s implementation of lessons learned in previous periodic quality reviews.

In any calendar month in which Supplier shows poor performance with respect to the criteria set forth above, Buyer may notify Supplier of such poor performance.  In such case, Supplier will respond to Buyer with an agreed upon action plan within five (5) business days of notification by Buyer demonstrating its ability to achieve the required measurements. Supplier’s failure to successfully execute an action plan within an agreed upon time frame shall be a material breach of the Agreement. Satisfying any or all criteria and /or requirements of this section 5.0 shall not relieve Supplier of its warranties or other obligations of the Agreement.

7.0                               EMERGENCY ORDERS

7.1                               Emergency Order Placement Process.

If or when buffer stock of Product is not available to Buyer from a Supplier hub, Supplier will accept and respond to EOs from Buyer during normal business hours (i.e., 7:00 AM to 5:00PM PST), each business day of the year.  Supplier will provide contact information for EO coverage at all times.  Supplier will respond to all EOs via fax, EDI (or other electronic commerce approach) and/or telephone, such EOs to be confirmed by Buyer with a written WA mailed, faxed, or electronically transmitted to Supplier within two (2) business days of EO placement.  EOs may include Buyer’s WA number, Buyer’s part number, part number description, quantity, unit Price, relevant EO code (A-Alert, A, B, S, and X), delivery date and ship to address. Supplier will acknowledge all EOs back to Buyer via fax or telephone within two (2) hours of receipt for EOs with an A-Alert EO code and within four (4) hours of receipt for EOs with an A, B, S, or X EO code. Buyer may cancel EOs without cost at any time prior to Supplier’s acknowledgement of such EO. Supplier will deliver EO Products directly to the address specified in the EO and in accordance with this SOW.

7.2                               Emergency Order Shipment Responsibilities.

Supplier will ship all FRUs required pursuant to an EO, using it’s best commercial efforts for same day shipment to arrive on the next business day at the Buyer specified receiving location, subject to receipt of the EO from Buyer within a period reasonably allowing Supplier to meet cutoff times established by the transportation carriers. Supplier will ensure that FRUs that are not shipped on the same day the Supplier receives an EO will be shipped on the next business day after EO receipt.

8.0                               WARRANTY SUPPORT

8.1                               Epidemic Defects.

Epidemic Defects shall mean Products that experience one of more of the following: (a) the same or similar defect at a rate of *** or more in any given sixty (60) day period, (b) the same or similar defect at a rate of *** or more of total purchases, (c) recalls, or (d) safety defects.

8.2                               Warranty Period.

The warranty redemption set forth in the section of the BA entitled, “Warranty Redemption” as it applies to subsection five of the section of the BA entitled, “Ongoing Warranties” will be available to Buyer for all Product hereunder for the longer of the relevant warranty period set forth in the applicable Product Unique Attachment (as calculated from the date Buyer takes title of Product). Such warranty redemption for Repaired Product shall be the longer of the above period for the original Product or one hundred eighty

(180) days after the date of Repair. In no case, will said warranty be for a period less than that provided by Supplier to its most favored customers.

8.3                               Warranty Redemption Logistics.

Supplier will provide Buyer with information and processes by which Buyer is able to verify Product warranty entitlement. Where Supplier is required to ship Product pursuant to its warranty redemption responsibilities under the Agreement, Supplier will ship such Product to Buyer’s designated “ship to” location via Buyer’s designated carrier.  Unless specified otherwise by Buyer, Supplier will provide locations for Buyer to redeem Product warranty in the following four geographic areas: United States, Western Europe, Pacific Rim and Brazil.

8.4                               Data Integrity.

In addition to all the other warranties in the Agreement, Supplier warrants that all Products shall be tested comprehensively, prior to any delivery, to ensure that all such Products conform to these warranties, and that Supplier shall provide these test results to Buyer upon Buyer’s request.

9.0                               REPAIR

9.1                               Required Replacement.

All components of Products sent to Supplier for Repair that exhibit unsafe conditions (including but not limited to cracking, chafing, and/or other unsafe conditions) will be replaced with an identical (same manufacturer, part or model number, electrical/thermal rating, physical dimensions and agency approval) or an approved alternate component (identical mechanical, electrical/thermal, physical, compositional and performance characteristics but different manufacturer). Compliance with this section will not relieve Supplier of its other obligations under the Agreement.

9.2                               Scope of Repair Services.

Supplier will make Repair Services available to Buyer up through and including the relevant EOS date, as specified by Buyer in writing. Products sent to Supplier for Repair during the applicable warranty period will be Repaired at no cost to Buyer and returned to Buyer at Supplier’s cost. Products sent to Supplier for Repair outside of the applicable warranty period will be Repaired and returned to Buyer freight prepaid in accordance with the delivery date specified by Buyer in the WA for such Repair and at the Repair Prices set forth in the SOW. All Repaired Products must meet the requirements regarding CSPs set forth in this SOW. Repair Services will not be performed on Products sent for Repair a second time.  In such event, Supplier will, at Buyer’s discretion, provide Buyer a replacement Product, or credit or refund Buyer an amount equal to the Price paid by Buyer for the initial Repair (including associated shipping cost) and return the units to Buyer for scrapping.  Supplier must maintain a history of Repair activities and provide a monthly report to Buyer in the format of the attachment to this SOW that is entitled “Monthly Warranty Analysis Report.”

9.3                               CSP Requirements.

Products will only be classified as CSP with Buyer’s written approval.  Products classified as CSP may be used for field service only and may not be used in the manufacturing of a new Product. CSPs will meet the following criteria: (i) the functional performance of such Products will comply with all current and applicable engineering drawings, specifications, and other Product requirements; (ii) the appearance of such Products will be equivalent to that of a new counterpart; (iii) manufacturer warning labels will remain intact and legible or will be replaced, and protective covers (e.g., guards or shields) will be securely mounted as originally designed or will be replaced; and (iv) the Repair of such Products (including EC related Repairs) will be in compliance with all agreed upon listings and certifications issued by National Certification Body (NCB). If Supplier is not able to meet specified criteria, then Product will be deemed non-repairable and Buyer will be notified accordingly. Suppliers will place on all CSPs, a “SERVICEABLE USED
PART(S)” label meeting the following criteria: (i) printed using high quality paper with a shelf life of ten (10) years;  (ii) using permanent pressure sensitive and tamper evident adhesive (black printing on orange background); (iii) which do not contain any voids, ink specks, ink fill-ins or edge-roughness; (iv) which are applied in a manner that provides durable and wrinkle free labels that permanently and securely bonds to the Product and container under variable environmental conditions; (v) which are clearly visible; and (vi) which will not adversely affect the functionality or aesthetics of the Product. The original manufacture date will be preserved or restored as needed at the time of Repair. Product labels (labels applied directly to the Product) will comply with the following dimensions:  (i) large labels will measure 3.0448 cm x 0.9615 cm (1.1875 in x 0.3750 in); (ii) small labels will measure 2.2435 cm x 0.6410 cm (0.8750 in x 0.2500 in).  Container labels (labels applied to the container) will comply with the following dimensions:  (i) 9.2948 cm x 4.4871 cm (3.6250 in x 1.7500 in).

9.4                               Engineering Deliverables.

Supplier will provide Buyer, upon Buyer’s request, all the information (in the English language) required to enable Buyer to procure alternate Repair source(s), including but not limited to the following:

•                  Product drawings

•                  Schematics / diagrams

•                  Engineering specifications

•                  Performance specifications

•                  Component placement listings

•                  Certified component source listings (IEC / UC / CSA 950)

•                  Debug / fault isolation test procedures

•                  Special tooling drawings / specifications if applicable

•                  Rework / upgrade instructions

•                  Test procedures / software  / equipment

•                  Repair verification procedures / test software / equipment

•                  Hazardous materials listings

10.0                        CONSIGNED MATERIALS

10.1                        Handling of Consigned Materials.

In instances where Buyer sends Product to Supplier for Repair, and/or provides to Supplier tooling and/or other items, Buyer may, but is not obligated to, entrust such Products, tooling, and/or other items to Supplier as Consigned Materials.  Buyer will retain title to Consigned Material at all times. Supplier will: (i) use Consigned Materials only in the performance of this SOW and will not reuse or resell nor allow to be reused or resold any Consigned Material without Buyer’s prior written authorization; (ii) acknowledge receipt of Consigned Materials within five (5) business days of receipt to the Buyer’s Business Coordinator via e-mail or fax, and such acknowledgement will include a detailed report of any quantity shortages or overages (any shortages not reported to Buyer’s Coordinator in such acknowledgement will be deemed received by Supplier), all relevant part numbers, and the relevant WA (if applicable) and quantity; (iii) immediately notify carrier and Buyer’s Business Coordinator of any Consigned Materials that exhibit external damage at the time of delivery from Buyer to Supplier, document on carrier’s freight bill such damage, and receive either an inspection report or a letter from carrier stating that such inspection has been waived; (iv) ensure that Consigned Materials are not pledged, mortgaged, assigned, borrowed or encumbered by security interests or otherwise and are not be removed from Supplier’s location without Buyer’s prior written authorization, unless provided to Buyer in accordance with the terms and conditions of this SOW; (v) provide monthly reports of all transactions made by Supplier involving Consigned Materials, together with the quantities remaining in Supplier’s custody as of the date of such report, and will make due settlement and payment on a monthly basis, if not already made, for any and all Consigned Materials in accordance with this SOW; (vi) maintain account books and records providing complete information as to all such transactions involving Consigned Materials, and such books and records will be available to Buyer during normal business hours, upon forty eight (48) hours prior notice to Supplier; (vii) permit Buyer to inspect Consigned Materials at any time during normal business hours, at Supplier’s location and to remove any or all of the same if Buyer so desires; (viii) maintain replacement cost insurance on Consigned Materials; (ix) upon Buyer’s written request, or upon termination or expiration of this SOW, return Consigned Materials to Buyer pursuant to Buyer’s instructions and in the same condition as received by Supplier; (x) upon Buyer request, mark Consigned Material in a manner acceptable to Buyer to indicate Buyer’s ownership; (xi) control Consigned Materials in a secure and separate area so as to not commingle Consigned Materials with other materials, parts, or other assets of Supplier or of any third party; and (xii) notify Buyer immediately in writing of any personal property taxes or assessments that may be levied on Consigned Materials.  Supplier shall not charge inventory fees or any other costs to Buyer regarding Consigned Materials.

10.2                        Return of Consigned Materials.

Supplier will provide a packing slip with all return shipments of Consigned Materials to Buyer which specifies Supplier’s name, Buyer part number(s) of Consigned Materials being returned, quantity of Consigned Materials, by Buyer part number, being returned, and the relevant WA number.  Consigned Materials which Supplier is unable to Repair will be returned to Buyer with a packing slip which additionally references a return authorization number, obtained from Buyer, and provide a reason for why Supplier is unable to Repair such Consigned Materials.  Supplier will reimburse Buyer for Consigned Materials that are not returned to Buyer in accordance with the terms of this SOW, including, without limitation, any Consigned Materials that have been stripped, stolen, lost, damaged, or unaccounted for.  The calculations for reimbursement of Consigned Materials is as follows: (i) for new Consigned Materials, Supplier will reimburse Buyer an amount equal to Buyer’s then current price for the Consigned Materials; or (ii) for used Consigned Materials, Supplier will reimburse Buyer an amount equal to *** of Buyer’s weighted average cost per piece.

11.0                        LIMITATION OF SUPPLIER LIABILITY UNDER THE SOW

Supplier’s liability for Buyer damages arising under this SOW, shall be limited to the greater of *** or the total amount of money paid for Products and Services during the term of the SOW, provided that this limitation shall not apply and have no effect on any Supplier liability arising under section 9.0 of the BA.

ACCEPTED AND AGREED TO:			ACCEPTED AND AGREED TO:
BUYER			SUPPLIER

By:	/s/ Paul Pitarra for Ron Clarke	3/14/03	By:	/s/ Vernon A. LoForti	3/17/03
Buyer Signature		Date	Supplier Signature		Date

Paul Pitarra for Ron Clarke			Vernon A. LoForti
Printed Name			Printed Name

Procurement Director			VP and CFO
Title			Title

PRODUCT UNIQUE ATTACHMENT #1 EFFECTIVE BEGINNING NOVEMBER 1, 2002

1.0                               PRODUCT DESCRIPTION

The Product is an SDLT/LTO Library with associated options. The Product (including Product code and documentation) will be available in the following languages: English

2.0                               PART NUMBER UNIQUE TERMS

Buyer P/N	Description	***	Delivery Term	***	Country of Origin and Complete Street Address	***	Repair Price (USD)*	TAT	Yield
4560SLX	BASE EXPANDER UNIT	***	FOB KINGSTON US LOCAL WAREHOUSE	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6656	BASE EXPANDER UNIT	***	DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6657	FIBER CHANNEL CARD	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6658	LTO UPGRADE DRIVE	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6659	LTO MAGAZINE	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6660	SDLT UPGRADE DRIVE	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6661	SDLT MAGAZINE	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6662	EXPRESS CHANNEL 1	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6663	EXPRESS CHANNEL 2	***	FOB KINGSTON US LOCAL WAREHOUSE DDU Greenock Hub	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6698	LTO DRIVE SLED FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%

59P6699	SDLT DRIVE SLED FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6703	LEFT LTO LIBRARY MAGAZINE FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6704	RIGHT LTO LIBRARY MAGAZINE FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6705	LEFT SDLT LIBRARY MAGAZINE FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6706	RIGHT SDLT LIBRARY MAGAZINE FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6707	ROBOT BARCODE READER FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6708	LIBRARY CNTRLLR FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6709	POWER SUPPLY FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6713	LCD DISPLAY ASSEMBLY FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
59P6715	FIBER CARD FRU	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
71P9121	CARTRIDGE ELEVATOR	***	Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%
71P9122	CARTRIDGE ELEVATOR	***	FOB Overland Storage, San Diego	***	USA 4820 OVERLAND AVENUE, SAN DIEGO, CA 92123	***	TBD	30 days	100%

* Repair Price applies only to Products Repairs not covered by Product warranty.

3.0                               WA FLEXIBILITY

Number of Days prior to a WA Scheduled Delivery Date	Increase of Product Quantity to a WA Scheduled Delivery Date (% of WA Quantity)	Cancellation of Product Quantity to a WA Scheduled Delivery Date (% of WA Quantity)	Rescheduling of Product Quantity to a WA Scheduled Delivery Date (% of WA Quantity)
Less than 15 days	0%	0%	0%
From 15 days to 30 days	50%	50%	50%
From 30 days to 45 days	100%	100%	100%
More than 45 days	Unlimited	100%	100%

While the above flexibility terms also apply to Pull Products, in the event the relevant Pull Profile has more favorable terms, then such more favorable terms shall take precedence.

4.0                               REPLENISHMENT

4.1                               Product Pull Profile.

Buyer P/N	Package Quantity	Pallet Quantity	Container Quantity	Bulk Pull	Rounding Indicator	Pull Start Date	***	Transit Time	Process Time	***	Upside Flexibility	Liability Horizon
4560SLX	1	6	NA	G	6	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6657	1	10	NA	G	10	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6658	1	10	NA	G	10	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6659	1	25	NA	G	25	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6660	1	10	NA	G	10	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6661	1	25	NA	G	25	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6662	1	24	NA	G	24	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS
59P6663	1	10	NA	G	10	11/22/02	***	7days	1 DAY	***	Sec 3.0	2 WEEKS

4.2                               Transaction Documents.

TRANSACTION DOCUMENT	EDI/ANSI EDIFACT	E-Mail	Fax	Frequency
Invoice (810/INVOIC)	X			AS REQUIRED
Remittance Advice (820/REMADV)	X			AS REQUIRED
Planning Schedule (830/DELFOR)	X			AS REQUIRED
Forecast Response (830/DELFOR)	X			AS REQUIRED
Purchase Order (850/ORDERS)	X			AS REQUIRED
PO Acknowledgment (855/ORDRSP)	X			AS REQUIRED
Advance Ship Notice (856/DESADV)	X			AS REQUIRED
PO Change (860/ORDCHG)	X			AS REQUIRED
Pull Notification (862/DELJIT)	X			AS REQUIRED
Product Transfer & Resale Report (867)	X			AS REQUIRED
Functional Acknowledgment (997/CONTRL)	X			AS REQUIRED
Inventory Inquiry/Advice (846/INVRPT)	X			AS REQUIRED

5.0                               COMMUNICATIONS

Each party may change its designated coordinators and/or addresses any time by a written notification to the relevant coordinator.

5.1                               Business Coordinators.

SUPPLIER		BUYER
Name	***	Name	***
Title	IBM Account Manager	Title	X Series Tape Commodity Manager
Address	4820 Overland Avenue San Diego, CA 92123	Address	3093 Cornwallis Road Research Triangle Park, NC 27709
Phone	***	Phone	***
Fax	***	Fax	***
E-mail	***	E-mail	***

5.2                               Technical Coordinators.

SUPPLIER		BUYER
Name	***	Name	***
Title	IBM Account Manager	Title	X Series Procurement Engineer
Address	4820 Overland Avenue San Diego, CA 92123	Address	3093 Cornwallis Road Research Triangle Park, NC 27709
Phone	***	Phone	***
Fax	***	Fax	***
E-mail	***	E-mail	***

MONTHLY WARRANTY ANALYSIS REPORT

Supplier Name:
Month:

Buyer P/N	Description	Barcode	Symptoms	Actual Finding	Explanation Code	Root Cause Analysis Action Taken to Fix

SUMMARY REPORT
Total Units Repaired in Current Month

Total Warranty Claims Received
Actual Warranty Accepted
Warranty %
High Flyers (more than %)	High Flyers Require a Corrective Action Plan and Date of Implementation.

EXPLANATION CODE	DESCRIPTION
Code 03	Warranty Expired
Code 04	Missort
Code 07	Cannibalized or Missing Parts
Code 08	Warranty Product Received
Code 09	Physical Damage
Code 10	No Defect Found
Code 11	Other

International Business Machines Corporation	Fax completed form to Accounts Payable:
1701 North Street	(607) 755-6124
Endicott, NY 13760

AUTHORIZATION FOR ELECTRONIC FUNDS TRANSFER

You hereby authorize International Business Machines Corporation to initiate credit entries to the account listed below in connection with agreed upon Electronic Data Interchange (EDI) transactions between our companies.  You agree that such transactions will be governed by the National Automated Clearing House Association rules.  This authority is to remain in effect until International Business Machines Corporation has received written notification of termination in such time and such manner as to afford International Business Machines Corporation a reasonable opportunity to act on it.  IN NO EVENT SHALL IBM BE LIABLE FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES AS A RESULT OF THE DELAY, OMISSION OR ERROR OF AN ELECTRONIC CREDIT ENTRY, EVEN IF INTERNATIONAL BUSINESS MACHINES CORPORATIONS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Trading Partner Name

Payment Remit Address

Account Payee

Payee Address

EFT Domestic Banking Institution

Contact Name / Title

Contact Phone Number

Bank Address

Account Number			(MAX 17)

Bank Routing / Transit CD			(MAX 9)

Remit Advice Option	1	2
	DUNS Number / User ID / Account Number
Tax ID Number

By

Name

Title

Phone Number

Date